Exhibit 99.1

Stock Yards Bancorp Completes Acquisition of Commonwealth Bancshares

LOUISVILLE, Ky., March 07, 2022 (GLOBE NEWSWIRE) -- Stock Yards Bancorp, Inc. (“Stock Yards” or the “Company”) (NASDAQ: SYBT), the parent company of Stock Yards Bank & Trust Company, with offices in Louisville, central, eastern and northern Kentucky, as well as the Indianapolis, Indiana and Cincinnati, Ohio metropolitan markets, today announced that it has completed its previously announced acquisition of Commonwealth Bancshares, Inc. Commonwealth Bancshares, headquartered in Louisville, Kentucky, is the holding company for Commonwealth Bank & Trust Company, which operates 15 retail branches including nine branches in Jefferson County, four in Shelby County and two in Northern Kentucky.

“We are pleased to announce the completion of the merger and to have Commonwealth Bancshares shareholders, customers and employees join the Stock Yards team,” said James A. (Ja) Hillebrand, Chairman and Chief Executive Officer. “This acquisition brings together two Louisville based community banks who are like-minded with complementary cultures. The transaction not only builds upon our already prominent market share in the Louisville market, as Commonwealth is the largest privately-held bank headquartered in the Louisville MSA, but also expands our presence in the attractive Shelby County and Northern Kentucky markets.”

As a result of the merger, customers will not experience any immediate changes to their banking and should continue using their respective Commonwealth Bank & Trust branches, checks, bank cards, online and mobile banking, and other banking services as they usually do.

Stock Yards Bank and Commonwealth Bank & Trust will continue to operate under their respective brands until the system integration is completed on March 28, 2022.

About Stock Yards Bancorp, Inc.

Louisville, Kentucky-based Stock Yards Bancorp, Inc. with $6.65 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Stock Market under the symbol SYBT. For more information about Stock Yards Bancorp, visit the Company’s website at www.syb.com.

Forward-Looking Statements

Certain statements contained in this communication, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, beliefs, intentions, expectations, goals, projections and benefits relating to the merger transaction between Stock Yards Bancorp, Inc. (“Stock Yards”) and Commonwealth Bancshares, Inc. (“Commonwealth”) which are subject to numerous assumptions, risks and uncertainties. Words or phrases such as “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to Stock Yards’ Annual Report on Form 10-K for the year ended December 31, 2021, as well as its other filings with the SEC for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by Stock Yards with the SEC, risks and uncertainties for the combined company include, but are not limited to: the possibility that some or all of the anticipated benefits of the merger will not be realized or will not be realized within the expected time period; the risk that integration of Commonwealth’s operations with those of Stock Yards will be materially delayed or will be more costly or difficult than expected; diversion of management's attention from ongoing business operations and opportunities due to the merger; the challenges of integrating and retaining key employees; the effect of the merger on the combined company’s customer and employee relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; dilution caused by Stock Yards’ issuance of additional shares of Stock Yards common stock in connection with the merger; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and the business, results of operations and financial condition of the combined company; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this communication are made as of the date hereof and are based on information available at that time. Except as required by law, Stock Yards assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.

Contact:	T. Clay Stinnett
Stock Yards Bancorp, Inc.
Executive Vice President, Treasurer
and Chief Financial Officer
(502) 625-0890